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                   SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                            October 31, 1995
            Date of Report (date of earliest event reported)


                       NETWORK LONG DISTANCE, INC.
         (Exact Name of Registrant as Specified in its Charter)


    Delaware                    0-23172                    72-1122018
(State or Other              (Commission               (IRS Employer Iden-
Jurisdiction of              File Number)               tification Number)
Incorporation)


                           525 Florida Street
                      Baton Rouge, Louisiana  70801
                 (Address of Principal Executive Offices
                           Including Zip Code)


                               (504) 343-3125
                      (Registrant's telephone number,
                           including area code)



Page 1 of 5.

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Item 1.   CHANGES IN CONTROL OF REGISTRANT

          N/A

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On October 31, 1995, the Registrant acquired all or substantially all of the assets of Value Tel, Inc. of Naperville, Illinois ("Value Tel"). These assets consist of certain of Value Tel's long distance customer accounts and associated accounts receivable as of October 31, 1995. The customer accounts which were purchased include retail customer contracts, applications for service, applications for credit, customer lists, databases, mailing lists and billing information.

          The Registrant purchased the Value Tel assets for 1,085,000. The purchase price was valued at approximately $12,000,000. The purchase price was based upon a multiple of the dollar amount of Value Tel's monthly revenue and accounts receivable subject to future adjustments for variations in Value Tel's billings over the next six (6) months. Certain Registrant's shares issued to Value Tel will be held in escrow subject to the future adjustments based on a customer evaluation at the end of the valuation period. The purchase price is approximately equal to the market price of the shares as shown on NASDAQ on the day prior to the Closing.

          Value Tel and certain of its Officers and Directors executed five (5) year non-competition agreements with the Registrant and a six month service agreement subject to month to month extensions to provide billing/customer services and use of the Value Tel name.

          Registrant believes the acquisition of the Value Tel assets to be beneficial as it will allow for the consolidation and reduction in overhead costs while increasing overall revenues from operations. Registrant also believes the acquisition will enhance its corporate image in an area of the country in which it has had limited operations and may provide additional acquisition opportunities.

          There exists no material relationship between the Registrant, its officers and directors and Value Tel and its officers, directors or affiliates. The restricted common stock used by the Registrant to purchase the assets of Value Tel were from the Registrant s authorized but unissued common stock.


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Item 3.   BANKRUPTCY OR RECEIVERSHIP

          N/A

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

          N/A

Item 5.  OTHER EVENTS

          N/A

Item 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS

          N/A

Item 7.   FINANCIAL STATEMENTS AND  EXHIBITS

          (a) and (b)    The pro forma financial information
                         required by this Item will be filed as an amendment to this Report not later than sixty (60) days from the date of this Report.

          (c)            Exhibits: Filed herewith pursuant to Reg.
                         S-K Item 601

EXHIBIT NO.    PAGE           DESCRIPTION
-----------    ----           -----------

     1           5            Asset Purchase Agreement between the
                              Registrant and Value Tel, Inc. dated
                              October 31, 1995.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORK LONG DISTANCE, INC.



Dated:  November 13, 1995               By: /s/ MARC I. BECKER
                                           ----------------------------------
                                            Marc I. Becker,
                                            Executive Vice President

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